                                                                   Exhibit 10(1)

                                   AMENDMENT
                                      TO
                             THE MEAD CORPORATION
                            1996 STOCK OPTION PLAN

     THIS AMENDMENT (this "Amendment") is made as of February 22, 2001 to The Mead Corporation 1996 Stock Option Plan (the "Plan").

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of The Mead Corporation (the "Company"), its shareholders and Grantees that the Plan be amended, in accordance with Section 13 thereof, as provided herein;

     NOW, THEREFORE, the Plan is hereby amended as follows, provided that this Amendment shall be subject to the approval of the Company's shareholders at the Company's annual shareholder's meeting on April 26, 2001:

     1. The first sentence of Section 3 (a) of the Plan is hereby amended in its entirety to read as follows:

     Number of Shares.  Subject to adjustment as provided in Section 11, the
     ----------------
     maximum number of Shares that may be issued and/or delivered under the Plan upon the exercise of options is 10,500,000.

     2. The second paragraph of Section 4 of the Plan is hereby amended by adding the phrase "under option agreements entered into prior to April 26, 2001" after the phrase "Reload Options" in the second sentence thereof.

     3. Section 4 of the Plan is hereby amended by the addition of the following sentence at the end of the second paragraph thereof:

     Notwithstanding the foregoing, except in connection with an adjustment pursuant to Section 11 hereof, in no event shall the Committee have the authority to take any action which would have the result of adjusting downward the exercise price of any Incentive Stock Option or Nonqualified Option granted hereunder, whether through any amendment of the terms of such option, through the cancellation and subsequent replacement of such option with a new option in connection therewith or through any other means.

     4. The first sentence of Section 5 of the Plan is hereby amended in its entirety to read as follows:

     From time to time during the term of the Plan, the Committee may grant one or more Incentive Stock Options, Nonqualified Options and Reload Options under option agreements entered into prior to April 26, 2001 to any person who is then an officer or other key employee of the Company.

     5. Section 6 (b) (5) of the Plan is hereby amended in its entirety to read as follows:

     At the time the option is granted, or at such other time as the Committee may determine, the Committee may provide that, if the Grantee of the option ceases to be employed by the Company for any reason (including, but not limited to, the Grantee's disability), other than death or retirement of the Grantee, the option will continue to be exercisable by the Holder (including a Transferee under Section 10 hereof) for such additional period (not to exceed the remaining term of such option) as the Committee may provide. Unless otherwise determined by the Committee at the time an option is granted, if the Grantee of an option granted after April 26, 2001 ceases to be employed by the Company due to the Grantee's retirement, all options granted after April 26, 2001 which are then exercisable by such Grantee shall remain exercisable by the Holder for up to five (5) years after the date of such termination of employment, but in no event may the option be exercised later than its otherwise applicable expiration date.

     6. Section 6 (d) of the Plan is hereby amended by adding the phrase "under option agreements entered into prior to April 26, 2001" immediately before the defined term "(the "Original Option")."

     7. Section 6 (e) of the Plan is hereby amended by adding the phrase "under option agreements entered into prior to April 26, 2001" after the phrase "including a Reload Option" from the first parenthetical contained therein.

     This Amendment shall be effective as of the date first written above to options first granted after April 26, 2001, but shall be subject to the approval of the Company's shareholders at the Company's annual shareholder's meeting in the year 2001. Except as modified by this Amendment, the Plan shall remain in full force and effect.

                                      18